Exhibit 99.1

TREAN INSURANCE GROUP REPORTS SECOND QUARTER 2021 RESULTS

- 43% Year-over-Year Growth in Second Quarter 2021 Gross Written Premiums to $156.6 Million -

- 124% Year-over-Year Growth in Second Quarter Net Earned Premium to $47.9 Million -

- Net Income of $2.1 Million, Diluted Earnings per Share of $0.04 -

- Adjusted Net Income of $4.3 Million, Adjusted Diluted Earnings per Share of $0.08 -

Wayzata, MN, August 11, 2021 – Trean Insurance Group, Inc. (Nasdaq: TIG) (“Trean” or the “Company”), a leading provider of products and services to the specialty insurance market, today reported results for the second quarter ended June 30, 2021.

“We have firmly established ourselves as a ‘growth company’,” stated Andrew M. O’Brien, Chief Executive Officer of Trean. “We have developed a unique business model within the multi-billion dollar specialty insurance market, bolstered by a strong management team, which has provided us with a clear runway to expand organically, as well as a strong pipeline of attractive new opportunities to add to our first-class roster of programs. Importantly, we are rapidly growing while still responsibly managing our risk profile. By remaining disciplined with respect to our underwriting, our premiums will ultimately flow to our bottom line, creating long-term sustainable and profitable bottom line expansion. We are positioned strongly to continue outperforming, and believe we are well on pace to achieve our long-term goal of $1 billion in gross written premiums within the next five years.”

“For the second quarter and first half of 2021, we performed superbly from a growth standpoint, including a high double-digit year-over-year increase in gross written premium, as we continue to strengthen the foundation to create additional long-term value for our shareholders,” added Mr. O’Brien. “We also delivered another quarter of significant net earned and unearned premium growth – accumulating future potential earnings that should contribute to and drive substantial increases in our longer-term net income. In addition, we further expanded our non-workers’ compensation business and diversified our overall business to reduce our concentration risk, while maintaining disciplined underwriting standards.”

Second Quarter 2021 Highlights

•	Gross written premiums increased 42.8% to $156.6 million, compared to $109.6 million in the second quarter of 2020

•	Net earned premiums more than doubled to $47.9 million, compared to $21.4 million in the second quarter of 2020

•	Loss ratio of 62.0%, compared to 57.0% in the second quarter of 2020

•	Expense ratio of 31.8%, a 700 basis point improvement compared to 38.8% in the second quarter of 2020

•	Combined ratio of 93.8%, a 200 basis point improvement versus 95.8% in the prior-year period

•	Net income was $2.1 million and diluted earnings per share was $0.04

•	Adjusted net income(1) was $4.3 million, and adjusted diluted earnings per share was $0.08

•	Underwriting income(1) was $3.0 million, compared to $0.9 million in the second quarter of 2020

•	Return on equity of 2.0%; Adjusted return on equity(1) of 4.2%; Adjusted return on tangible equity was 8.6%(1)

(1)

Adjusted net income, adjusted diluted earnings per share, adjusted return on equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See discussion of “Key Metrics” below.

Underwriting Results

Gross written premiums increased 42.8% to $156.6 million for the second quarter of 2021, compared to $109.6 million for the second quarter of 2020, primarily attributable to growth in Trean’s existing program partner business, the addition of new program partners, and the acquisition of 7710 Insurance Company in the fourth quarter of 2020.

Increase in gross unearned premiums was $17.9 million in the second quarter of 2021, compared to $9.3 million in the prior-year period. As of June 30, 2021, the Company had net unearned premiums reflected on its balance sheet of $73.4 million, an increase of $7.2 million compared to March 31, 2021 and an increase of $23.4 million compared to year-end 2020. This continued growth in net unearned premium represents significant deferred premium revenue and, assuming stable loss ratios, future net income to be recognized over subsequent quarters as these net premiums are earned.

Net earned premiums of $47.9 million grew 124.3% compared to the prior year’s second quarter, driven by the increase in gross written and gross earned premiums, partially offset by an increase in ceded earned premiums compared to the prior-year period.

Underwriting income was $3.0 million, resulting in a combined ratio of 93.8% for the second quarter of 2021, compared to underwriting income of $0.9 million and a combined ratio of 95.8% for the prior-year period. Losses and loss adjustment expenses for the second quarter of 2021 were $29.7 million, which resulted in a 62.0% loss ratio, compared to 57.0% in the prior-year period. The increase in the loss ratio during the second quarter of 2021 versus the prior-year period was primarily attributable to a number of unusually large losses experienced in the first half of 2021.

General and administrative expenses were $15.3 million for the second quarter of 2021, compared to $8.3 million for the prior-year period. The increase was due to a rise in net commissions driven by an increase in the Company’s retention rate from 21.3% to 34.6% year-over-year, increased salaries and benefits resulting primarily from acquisitions made in 2020 and an expanded workforce, as well as an increase in business insurance and insurance-related expenses, rent and office-related expenses. The Company’s expense ratio was 31.8% for the second quarter of 2021, a 700 basis point improvement compared to 38.8% for the prior-year period. The improvement in the expense ratio was primarily due to the year-over-year increase in net earned premiums more than offsetting the impact of the increase in general and administrative expenses.

Net income was $2.1 million for the second quarter of 2021, compared to net income of $1.4 million for the prior-year period. Diluted earnings per share for the second quarter of 2021 was $0.04. The second quarter of 2021 included intangible asset amortization related to acquisitions, noncash stock compensation and unrealized losses on embedded derivatives, while the second quarter of 2020 included certain non-recurring expenses related to the Company’s initial public offering. Adjusted net income(1), which excludes these items and their related tax impact, was $4.3 million for the second quarter of 2021, compared to adjusted net income of $4.8 million for the prior-year period. Adjusted diluted earnings per share for the second quarter of 2021 was $0.08.

Investment Results

Net investment income was $2.1 million for the second quarter of 2021, compared to $2.5 million in the prior-year period. Cash and invested assets consist of fixed maturities, equity securities and cash equivalents. The majority of the Company’s investment portfolio at June 30, 2021 was comprised of $424.9 million of fixed maturity securities. Also included in investments at June 30, 2021 were $3.0 million of equity securities and $101.4 million of cash and cash equivalents. The Company’s fixed maturities portfolio had an average rating of “AA” at both June 30, 2021 and December 31, 2020.

Other

Other revenue was $1.2 million for the second quarter of 2021, compared to $1.5 million for the prior-year period, largely driven by a reduction in management fees due to the expiration of a management contract at the end of the first quarter 2021.

During the second quarter of 2021, the Company determined that its funds held agreements with reinsurers contain embedded derivatives relating to a total return swap on the underlying investments. As a result, the Company will now report gains and losses on the embedded derivatives, along with related investment earnings, in operations. While the correction was not material to the previously reported condensed consolidated and condensed combined financial statements, the prior period amounts have been restated for comparability.

Stockholders’ Equity and Returns

Total stockholders’ equity was $417.3 million at June 30, 2021, compared to $410.1 million at December 31, 2020. Return on equity was 2.0% for the second quarter of 2021, compared to 3.8% for the prior-year period, and adjusted return on equity(1) was 4.2% for the second quarter of 2021, compared to 13.2% for the prior-year period. The change in return on equity reflected a significant increase in the Company’s stockholders’ equity, primarily resulting from the increases in additional paid-in capital related to the IPO and retained earnings since June 2020. Return on tangible equity was 4.2% for the second quarter of 2021, compared to 3.8% for the prior-year period and adjusted return on tangible equity was 8.6% for the second quarter of 2021, compared to 13.6% for the prior-year period.

Full Year 2021 Gross Written Premium Outlook

The Company is initiating its outlook for gross written premiums for the full year 2021 to be between $605 million and $615 million. This implies year-over-year growth of 25% on the lower end and 27% on the upper end.

Webcast and Conference Call

A webcast and conference call to discuss the Company’s results will be held today beginning at 5:00 p.m. (Eastern Time). The audio webcast is accessible through the investor relations section of the Company’s website at https://investors.trean.com.

The dial-in number for the conference call is (877) 300-8521 (toll-free) or (412) 317-6026 (international), conference ID# 10159264. Any person interested in listening to the call should dial in or access the website at least 10 minutes before the call.

A replay of the call will be available at https://investors.trean.com for one year following the call.

Key Metrics

The Company discusses certain key financial and operating metrics, described below, which provide useful information about its business and the operational factors underlying its financial performance.

Underwriting income is a non-GAAP financial measure defined as income before taxes excluding net investment income, investment revaluation gains, net realized capital gains or losses, IPO-related expenses, intangible asset amortization, noncash stock compensation, losses on embedded derivatives, interest expense, other revenue and other income and expenses. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of underwriting income to income before taxes in accordance with GAAP.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of various certain items, including the consummation of the reorganization transactions in connection with our IPO, noncash intangible asset amortization and stock compensation, unrealized losses on embedded derivatives, other expenses and gains or losses that the Company does not believe reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability of the Company’s results across periods. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted net income to net income in accordance with GAAP.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of general and administrative expenses to net earned premiums.

Combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Adjusted return on equity is a non-GAAP financial measured defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on equity to return on equity in accordance with GAAP.

Tangible stockholders’ equity is defined as stockholders’ equity less goodwill and other intangible assets.

Return on tangible equity is a non-GAAP financial measure defined as net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period.

Adjusted return on tangible equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on tangible equity to return on equity in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical or current facts. These statements may discuss the Company’s net income, cash flow, financial condition, impairments, expenditures, growth, strategies, plans, achievements, capital structure, organizational structure, market opportunities and general market and industry conditions. Such forward-looking statements can be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements are based on management’s current expectations and assumptions about future events. These statements are only predictions and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements if the underlying assumptions prove to be incorrect or as a result of risks, uncertainties, and other factors, including the impact of the COVID-19 pandemic on the business and operations of the Company, our program partners and other business relations. Other factors that may cause such differences include the risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date on which they are made. Except as required by applicable securities laws, the Company disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise. Investors are cautioned not to place undue reliance on the forward-looking statements contained in this press release or in other filings and public statements of the Company.

About Trean Insurance Group, Inc.

Trean Insurance Group, Inc. (Nasdaq: TIG) provides products and services to the specialty insurance market. Trean underwrites specialty casualty insurance products both through its program partners and its own managing general agencies. Trean also provides its program partners with a variety of services including issuing carrier services, claims administration and reinsurance brokerage. Trean is licensed to write business across 49 states and the District of Columbia. For more information, please visit www.trean.com.

Contacts

Investor Relations

investor.relations@trean.com

(952) 974-2260

Trean Insurance Group, Inc. and Subsidiaries

Condensed Consolidated and Combined Statements of Operations

(in thousands, except for percentages, share and per share amounts)

(unaudited)

	Three Months Ended June 30,			Percentage	Six Months Ended June 30,			Percentage
	2021	2020	Change	Change (1)	2021	2020	Change	Change (1)
Revenues
Gross written premiums	$156,551	$109,612	46,939	42.8%	$303,281	$217,471	85,810	39.5%
Increase in gross unearned premiums	(17,927)	(9,265)	(8,662)	93.5%	(36,358)	(16,638)	(19,720)	118.5%

Gross earned premiums	138,624	100,347	38,277	38.1%	266,923	200,833	66,090	32.9%
Ceded earned premiums	(90,681)	(78,968)	(11,713)	14.8%	(177,846)	(156,995)	(20,851)	13.3%

Net earned premiums	47,943	21,379	26,564	124.3%	89,077	43,838	45,239	103.2%
Net investment income	2,103	2,525	(422)	(16.7)%	4,375	6,770	(2,395)	(35.4)%
Net realized capital gains	10	(4)	14	NM	23	3,230	(3,207)	(99.3)%
Other revenue	1,229	1,530	(301)	(19.7)%	5,884	5,922	(38)	(0.6)%

Total revenue	51,285	25,430	25,855	101.7%	99,359	59,760	39,599	66.3%
Expenses
Losses and loss adjustment expenses	29,725	12,183	17,542	144.0%	54,606	25,117	29,489	117.4%
General and administrative expenses	15,267	8,293	6,974	84.1%	27,158	16,442	10,716	65.2%
Other expenses	845	—	845	NM	845	—	845	NM
Intangible asset amortization	1,413	23	1,390	NM	2,827	34	2,793	NM
Noncash stock compensation	419	—	419	NM	630	—	630	NM
Interest expense	425	501	(76)	(15.2)%	852	962	(110)	(11.4)%

Total expenses	48,094	21,000	27,094	129.0%	86,918	42,555	44,363	104.2%
Losses on embedded derivatives	(686)	(3,991)	3,305	(82.8)%	1,990	(5,180)	7,170	(138.4)%
Other income	35	40	(5)	(12.5)%	156	54	102	188.9%

Income before taxes	2,540	479	2,061	NM	14,587	12,079	2,508	20.8%
Income tax expense	414	351	63	17.9%	3,019	3,218	(199)	(6.2)%
Equity earnings in affiliates, net of tax	—	1,230	(1,230)	(100.0)%	—	1,932	(1,932)	(100.0)%

Net income	$2,126	$1,358	768	56.6%	$11,568	$10,793	775	7.2%

Earnings per share:
Basic	$0.04	$0.04			$0.23	$0.29
Diluted	$0.04	$0.04			$0.23	$0.29
Weighted average shares outstanding:
Basic	51,152,979	37,386,394			51,150,881	37,386,394
Diluted	51,166,587	37,386,394			51,173,204	37,386,394

(1) The Company defines increases or decreases greater than 200% as “NM” or not meaningful.

Key Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2021	2020	2021	2020
Key metrics:
Underwriting income (1)	$2,951	$903	$7,313	$2,279
Adjusted net income (1)	$4,316	$4,789	$12,425	$11,122
Loss ratio	62.0%	57.0%	61.3%	57.3%
Expense ratio	31.8%	38.8%	30.5%	37.5%
Combined ratio	93.8%	95.8%	91.8%	94.8%
Return on equity	2.0%	3.8%	5.6%	15.4%
Adjusted return on equity (1)	4.2%	13.2%	6.0%	15.8%
Return on tangible equity (1)	4.2%	3.8%	11.6%	15.8%
Adjusted return on tangible equity (1)	8.6%	13.6%	12.5%	16.2%

(1) Adjusted net income, adjusted return on equity, return on tangible equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation to the applicable GAAP measure.

Trean Insurance Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Fixed maturities, available for sale	$424,943	$405,604
Preferred stock, at fair value	235	240
Common stock, at fair value	2,741	3,534
Equity method investments	—	232

Total investments	427,919	409,610
Cash and cash equivalents	101,361	153,149
Restricted cash	12,469	4,085
Accrued investment income	2,329	2,458
Premiums and other receivables	131,930	109,217
Income taxes receivable	5,113	1,322
Reinsurance recoverable	361,943	343,213
Prepaid reinsurance premiums	121,004	107,971
Deferred policy acquisition cost, net	6,424	1,332
Property and equipment, net	7,780	8,254
Right of use asset	5,378	6,338
Goodwill	140,640	140,640
Intangible assets, net	72,489	75,316
Other assets	8,410	6,878

Total assets	$1,405,189	$1,369,783

Liabilities
Unpaid loss and loss adjustment expenses	$502,560	$457,817
Unearned premiums	194,388	157,987
Funds held under reinsurance agreements	161,013	174,704
Reinsurance premiums payable	51,681	57,069
Accounts payable and accrued expenses	31,017	61,240
Lease liability	5,855	6,893
Deferred tax liability	10,229	12,329
Debt	31,103	31,637

Total liabilities	987,846	959,676
Commitments and contingencies
Stockholders’ Equity
Common stock	511	511
Additional paid-in capital	287,734	287,110
Retained earnings	120,628	109,060
Accumulated other comprehensive income	8,470	13,426

Total stockholders’ equity	417,343	410,107

Total liabilities and stockholders’ equity	$1,405,189	$1,369,783

Supplemental Table of Net G&A Components

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
G&A Expenses
Direct Commissions	$27,602	$21,463	$50,710	$43,938
Ceding Commission Income	(29,684)	(26,052)	(57,892)	(52,761)

Net Commissions	(2,082)	(4,589)	(7,182)	(8,823)
Insurance-Related Expense*	5,149	3,624	9,425	7,561
G&A Operating Expenses	12,200	9,258	24,915	17,704

Total G&A Expense	$15,267	$8,293	$27,158	$16,442

G&A Operating Expense–% of GWP	7.8%	8.4%	8.2%	8.1%
Retention Percentage	34.6%	21.3%	33.4%	21.8%
Direct Commission rate	19.9%	20.7%	19.0%	21.4%
Ceding Commission rate	32.7%	31.8%	32.6%	33.1%

* Primarily premium taxes and other state assessments and fees.

Reconciliation of Non-GAAP Financial Measures

Underwriting income

The Company defines underwriting income as income before taxes excluding net investment income, investment revaluation gains, net realized capital gains or losses, IPO-related expenses, intangible asset amortization, noncash stock compensation, losses on embedded derivatives, interest expense, other revenue and other income and expenses. Underwriting income represents the pre-tax profitability of the Company’s underwriting operations and allows management to evaluate the Company’s underwriting performance without regard to investment income, IPO-related expenses, intangible asset amortization, noncash stock compensation, interest expense, other revenue and other income and expenses. The Company uses this metric because the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s underwriting business performance by adjusting for these expenses and sources of income. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

	Three Months Ended June 30,		Percentage	Six Months Ended June 30,		Percentage
(in thousands, except percentages)	2021	2020	Change (1)	2021	2020	Change (1)
Net income	$2,126	$1,358	56.6%	$11,568	$10,793	7.2%
Income tax expense	414	351	17.9%	3,019	3,218	(6.2)%
Equity earnings in affiliates, net of tax	—	(1,230)	(100.0)%	—	(1,932)	(100.0)%

Income before taxes	2,540	479	NM	14,587	12,079	20.8%
Other revenue	(1,229)	(1,530)	(19.7)%	(5,884)	(5,922)	(0.6)%
Losses on embedded derivatives	686	3,991	(82.8)%	(1,990)	5,180	(138.4)%
Net investment income	(2,103)	(2,525)	(16.7)%	(4,375)	(6,770)	(35.4)%
Net realized capital gains (losses)	(10)	4	NM	(23)	(3,230)	(99.3)%
Other expenses	845	—	NM	845	—	NM
Interest expense	425	501	(15.2)%	852	962	(11.4)%
Intangible asset amortization	1,413	23	NM	2,827	34	NM
Noncash stock compensation	419	—	NM	630	—	NM
Other income	(35)	(40)	(12.5)%	(156)	(54)	188.9%

Underwriting income	$2,951	$903	NM	$7,313	$2,279	NM

(1) The Company defines increases or decreases greater than 200% as “NM” or not meaningful.

Adjusted net income

The Company defines adjusted net income as net income excluding the impact of certain items, including the consummation of the reorganization transactions in connection with the IPO, noncash intangible asset amortization and stock compensation, unrealized losses on embedded derivatives, other expenses and gains or losses that the Company believes do not reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability the Company’s results across periods. The Company calculates the tax impact only on adjustments that would be included in calculating the Company’s income tax expense using the effective tax rate at the end of each period. The Company uses adjusted net income as an internal performance measure in the management of its operations because the Company believes it gives its management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance by eliminating the effects of these items. Adjusted net income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted net income differently.

	Three Months Ended June 30,		Percentage
(in thousands, except percentages)	2021	2020	Change (1)
Net income	$2,126	$1,358	56.6%
Intangible asset amortization	1,413	23	NM
Noncash stock compensation	419	—	NM
Unrealized losses on embedded derivatives	167	2,990	(94.4)%
Other expenses	845	—	NM
Expenses associated with Altaris management fee, including cash bonuses paid to unitholders	—	442	(100.0)%
Expenses associated with IPO and other one-time legal and consulting expenses	—	788	(100.0)%
Expenses related to debt issuance costs	—	135	(100.0)%

Total adjustments	2,844	4,378	(35.0)%
Tax impact of adjustments	(654)	(947)	(30.9)%

Adjusted net income	$4,316	$4,789	(9.9)%

(1)	The Company defines increases or decreases greater than 200% as “NM” or not meaningful.

	Six Months Ended June 30,		Percentage
(in thousands, except percentages)	2021	2020	Change (1)
Net income	$11,568	$10,793	7.2%
Intangible asset amortization	2,827	34	NM
Noncash stock compensation	630	—	NM
Unrealized losses on embedded derivatives	(3,189)	3,206	(199.5)%
Other expenses	845	—	NM
Expenses associated with Altaris management fee, including cash
bonuses paid to unitholders	—	883	(100.0)%
Expenses associated with IPO and other one-time legal and consulting
expenses	—	1,200	(100.0)%
Expenses related to debt issuance costs	—	135	(100.0)%
FMV adjustment of remaining investment in subsidiary	—	(2,000)	(100.0)%
Net gain on purchase & disposal of subsidiaries	—	(3,115)	(100.0)%

Total adjustments	1,113	343	NM
Tax impact of adjustments	(256)	(14)	NM

Adjusted net income	$12,425	$11,122	11.7%

(1)	The Company defines increases or decreases greater than 200% as “NM” or not meaningful.

Adjusted return on equity

The Company defines adjusted return on equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. The Company uses adjusted return on equity as an internal performance measure in the management of its operations because the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s results of operations and underlying business performance by adjusting for items that the Company believes do not reflect its core operating performance and that may diminish comparability across periods. Adjusted return on equity should not be viewed as a substitute for return on equity calculated in accordance with GAAP, and other companies may define adjusted return on equity differently.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2021	2020	2021	2020
Adjusted return on equity calculation:
Numerator: adjusted net income	$4,316	$4,789	$12,425	$11,122
Denominator: average stockholders’ equity	415,159	144,733	413,725	140,450

Adjusted return on equity	4.2%	13.2%	6.0%	15.8%

Return on equity	2.0%	3.8%	5.6%	15.4%

Return on tangible equity and adjusted return on tangible equity

The Company defines tangible stockholders’ equity as stockholders’ equity less goodwill and other intangible assets. The Company defines return on tangible equity as net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. The Company defines adjusted return on tangible equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. The Company regularly evaluates acquisition opportunities and have historically made acquisitions that affect stockholders’ equity. The Company uses return on tangible equity and adjusted return on tangible equity as internal performance measures in the management of the Company’s operations because the Company believes they give management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance by adjusting for the effects of acquisitions on the Company’s stockholders’ equity and, in the case of adjusted return on tangible equity, by adjusting for items that the Company believes do not reflect its core operating performance and that may diminish comparability across periods. Return on tangible equity and adjusted return on tangible equity should not be viewed as substitutes for return on equity calculated in accordance with GAAP, and other companies may define return on tangible equity and adjusted return on tangible equity differently.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2021	2020	2021	2020
Return on tangible equity calculation:
Numerator: net income	$2,126	$1,358	$11,568	$10,793
Denominator:
Average stockholders’ equity	415,159	144,733	413,725	140,450
Less: Average goodwill and other intangible assets	213,836	3,453	214,543	3,459

Average tangible stockholders’ equity	201,323	141,280	199,182	136,991

Return on tangible equity	4.2%	3.8%	11.6%	15.8%

Return on equity	2.0%	3.8%	5.6%	15.4%

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2021	2020	2021	2020
Adjusted return on tangible equity calculation:
Numerator: adjusted net income	$4,316	$4,789	$12,425	$11,122
Denominator: average tangible stockholders’ equity	201,323	141,280	199,182	136,991

Adjusted return on tangible equity	8.6%	13.6%	12.5%	16.2%

Return on equity	2.0%	3.8%	5.6%	15.4%